Exhibit 99.1

Super Micro Computer Inc. Announces Receipt of Non-Compliance Letter from Nasdaq

SAN JOSE, Calif., November 20, 2017 (BUSINESS WIRE) -- Super Micro Computer, Inc. (NASDAQ:SMCI), a global leader in high-performance, high-efficiency server, storage technology and green computing, today announced that the Company received a notification letter (the “Letter”) on November 16, 2017 from Nasdaq stating that the Company is not in compliance with Nasdaq listing rule 5250(c)(1), which requires timely filing of reports with the U.S. Securities and Exchange Commission. The Letter was sent as a result of the Company’s delay in filing its Quarterly Report on Form 10-Q for the period ended September 30, 2017 (the “Form 10-Q”) and its continued delay in filing its Annual Report on Form 10-K for the fiscal year ended June 30, 2017 (the “Form 10-K”). The Company previously submitted a plan of compliance to NASDAQ on November 10, 2017 (the “Plan) with respect to its delay in filing the Form 10-K (the “Initial Delinquent Filing”). Upon review of the Plan and in connection with this additional delinquency, the Letter requires that the Company submit an update to the Plan by November 30, 2017 (the “Revised Plan”).

The Letter has no immediate effect on the listing or trading of the Company’s common stock on the Nasdaq Global Select Market. If the Revised Plan is submitted and accepted, the Company could be granted up to 180 days from the due date of the Initial Delinquent Filing, or March 12, 2018, to regain compliance. If NASDAQ does not accept the Company’s plan, then the Company will have the opportunity to appeal that decision to a NASDAQ hearings panel.

As previously disclosed by the Company, additional time is needed for the Company to compile and analyze certain information and documentation and finalize its financial statements as of and for the year ended June 30, 2017, as well as complete a related audit committee investigation, in order to permit the Company’s independent registered public accounting firm to complete its audit of the financial statements and the Company’s internal controls over financial reporting as of June 30, 2017. The Form 10-Q cannot be completed and filed until the Form 10-K is completed and filed. The Company is unable at this time to provide a date as to when the financial statements, the audit committee investigation and the following audit and review will be completed.

The Company intends to file the Form 10-K upon completion of the audit committee’s investigation, preparation of the financial statements and the completion of the 2017 audit. The Company intends to file the Form 10-Q, thereafter and upon the completion of the audit committee’s investigation, preparation of the financial statements and completion of the review as of and for the three months ended September 30, 2017.

Cautionary Statement Regarding Forward Looking Statements

Statements contained in this press release that are not historical fact may be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such forward-looking statements may relate, among other things, to our expected financial and operating results, and the timing of completion of the Company’s audit for the fiscal year ended June 30, 2017 and the filing of the Company’s Annual Report on Form 10-K for such fiscal year. Such forward-looking statements do not constitute guarantees of future performance and are subject to a variety of risks and uncertainties that could cause our actual results to differ materially from those anticipated. Additional factors that could cause actual results to differ materially from those projected or suggested in any forward-looking statements are contained in our filings with the Securities and Exchange Commission, including those factors discussed under the caption "Risk Factors" in such filings.

About Super Micro Computer, Inc.

Supermicro®, a global leader in high-performance, high-efficiency server technology and innovation is a premier provider of end-to-end green computing solutions for Data Center, Cloud Computing, Enterprise IT, Hadoop/Big Data, HPC and Embedded Systems worldwide. Supermicro's advanced Server Building Block Solutions® offer a vast array of components for building energy-efficient, application-optimized, computing solutions. Architecture innovations include Twin, TwinPro, FatTwin™, Ultra Series, MicroCloud,

MicroBlade, SuperBlade®, Double-sided Storage®, Battery Backup Power (BBP®) modules and WIO/UIO.

Products include servers, blades, GPU systems, workstations, motherboards, chassis, power supplies, storage, networking, server management software and SuperRack® cabinets/accessories delivering unrivaled performance and value.

Founded in 1993 and headquartered in San Jose, California, Supermicro is committed to protecting the environment through its "We Keep IT Green®" initiative. The Company has global logistics and operations centers in Silicon Valley (USA), the Netherlands (Europe) and its Science & Technology Park in Taiwan (Asia).

Supermicro, FatTwin, TwinPro, SuperBlade, Double-Sided Storage, BBP, SuperRack, Building Block Solutions and We Keep IT Green are trademarks and/or registered trademarks of Super Micro Computer, Inc.

All other brands, names and trademarks are the property of their respective owners.

SMCI-F

Investor Relations Contact
Super Micro Computer, Inc.
Perry G. Hayes, 408-895-6570
SVP, Investor Relations
PerryH@Supermicro.com